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                         GLOBAL TELESYSTEMS EUROPE B.V.
                              LIST OF SUBSIDIARIES



NAME                                                           JURISDICTION
Global TeleSystems Europe Holdings B.V.                        Netherlands
Global TeleSystems (Nederland) BV                              Netherlands
Swift Global Netherlands BV                                    Netherlands
Interaktieve Media Services BV                                 Netherlands
IMS Plus Beheer BV                                             Netherlands
Ebone North America, Inc.                                      Delaware
GTS Carrier Services (Spain) S.L.                              Spain
GTS Carrier Services (Switzerland) GmbH                        Switzerland
GTS Transatlantic Limited                                      Ireland
GTS Network (Ireland) Ltd.                                     Ireland
GTS TransAtlantic Holdings Ltd.                                Bermuda
GTS Network Services (Belgium) B.V.B.A.                        Belgium
Ebone Broadband Services Ltd.                                  Ireland
Ebone (Germany) GmbH                                           Germany
GTS Carrier Services (France) Sarl                             France
GTS Carrier Services (Italy) s.r.l.                            Italy
GTS Carrier Services (Denmark) Aps                             Denmark
GTS Business Services (Portugal) LDA                           Portugal
Ebone (Nederland) B.V.                                         Netherlands
GTS Carrier Services (Sweden) AB                               Sweden
GTS Carrier Services (UK) Limited                              United Kingdom
Ebone A/S                                                      Denmark
Global TeleSystems (Denmark) AS                                Denmark
GTS Carrier Services (Czech) s.r.o.                            Czech Republic
GTS Carrier Services (Slovakia) sro                            Slovakia
GTS Finland OY                                                 Finland
Global TeleSystems (Norge) AS                                  Norway
Global TeleSystems (Sverige) AB                                Sweden
Global TeleSystems (Austria) GmbH                              Austria
GTS Italia Srl                                                 Italy